UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 11, 2026

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board Appointment
On February 11, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Bloomin’ Brands, Inc. (the “Company”), the Board increased the size of the Board from ten (10) directors to eleven (11) directors and appointed Colleen Keating as a director of the Company, effective February 11, 2026. Ms. Keating will stand for re-election at the 2026 annual meeting of stockholders. Ms. Keating has also been appointed as a member of the Board’s Compensation Committee.

Ms. Keating, age 57, currently serves as the Chief Executive Officer of Planet Fitness, Inc. (“PLNT”), an operator and franchisor of fitness centers, a role she has held since 2024. Prior to that she was CEO of FirstKey Homes LLC (“FirstKey”) property management company that leases single-family rental homes across the United States. Prior to joining FirstKey Ms. Keating served as the Chief Operating Officer, Americas of InterContinental Hotels Group (“IHG”) from March 2018 until February 2020. Ms. Keating also previously served as Executive Vice President of Operations at Davidson Hotels & Resorts from January 2017 until March 2018. Earlier in her career, Ms. Keating spent 16 years with Starwood Hotels & Resorts Worldwide, Inc., serving in a variety of leadership positions of increasing responsibility, most recently as Senior Vice President of Franchise Operations and Compliance, North America.

There is no arrangement or understanding between Ms. Keating and any other person pursuant to which she was appointed as a director. Ms. Keating was identified through a national search. There are no family relationships between Ms. Keating and any director or other executive officer of the Company nor are there any transactions between Ms. Keating or any member of her immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission.

As a non-employee director, Ms. Keating will be entitled to receive the standard cash and equity compensation for non-employee directors, as follows:

• $95,000 annual retainer for service on the Board;
• $12,500 annual retainer for service on the Compensation Committee; and
• Annual award of restricted stock units of the Company with a fair market value equal to $155,000.

The cash and equity compensation described above will be pro-rated based on the date Ms. Keating is appointed to the Board. The award of restricted stock units described above will vest on the date of the first annual meeting of stockholders following the grant date. Ms. Keating is also entitled to receive reimbursement of her reasonable travel expenses incurred in connection with her attendance at Board and committee meetings.

Ms. Keating entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1 filed on April 6, 2012, as amended (Registration No. 333-180615).

The Board has determined that Ms. Keating satisfies the definition of “independent director” under the Nasdaq listing standards, including the requirements with respect to service on the Audit Committee.

Item 7.01    Regulation FD Disclosure

On February 12, 2026, the Company issued a press release announcing the appointment of Ms. Keating to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release - Addition to Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	February 12, 2026	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President and Chief Legal Officer